Exhibit 10.44

AMENDMENT TO

EMPLOYMENT AGREEMENT

This AMENDMENT (this “Amendment”) to the EMPLOYMENT AGREEMENT dated as of August 22, 2001, as amended by amendments dated February 19, 2007 and December 31, 2008 (the “Current Agreement”) is between PACER INTERNATIONAL, INC., a Tennessee corporation (the “Company”), and MICHAEL F. KILLEA (the “Executive”).

The Company and the Executive are entering into this Amendment to formally memorialize an increase in the Executive’s base salary, effective as of September 1, 2008. Accordingly, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company and the Executive, the Company and the Executive hereby agree as follows:

1. Amendment to Section 4(a) of the Current Agreement. Section 4(a) of the Current Agreement is amended as follows:

a. The first sentence of Section 4(a) of the Current Agreement is amended and restated in its entirety as follows, effective as of September 1, 2008:

“During the Employment Period, the Company (or any of its Affiliates) shall pay the Executive a minimum annual base salary (the “Base Salary”) of $360,000, payable in such installments (but not less often than monthly) as is generally the policy of the Company with respect to the payment of regular compensation to its executive officers.

2. Miscellaneous. Except as expressly provided in this Amendment, the Current Agreement shall remain in full force and effect in accordance with its original terms and provisions.

3. Counterparts and Electronic Execution. This Amendment may be executed in two or more counterparts, and each such counterpart shall be an original instrument, but all such counterparts taken together shall be considered one and the same agreement, effective when one or more counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any signed counterpart delivered by facsimile, email or similar electronic means shall be deemed for all purposes to constitute such party’s good and valid execution and delivery of this Amendment.

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IN WITNESS WHEREOF, the parties have caused this Amendment to the Employment Agreement to be executed by their duly authorized representatives as of the date first listed above.

PACER INTERNATIONAL, INC.

By:	/s/ Karen Rice
Karen Rice
Title:	Vice President, Human Resources

/s/ Michael F. Killea
Michael F. Killea

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